UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2020

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Delaware	0-21617	23-2577138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

621 N. Shady Retreat Road Doylestown, PA	18901
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0005	PRPH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Consulting Agreement

On September 25, 2020 (the “Effective Date”), ProPhase Labs, Inc. (the “Company”) entered into a Consulting Agreement with Predictive Laboratories, Inc. (“Predictive Labs”). The Consulting Agreement will be effective for a period commencing on the Effective Date and expiring on September 1, 2022; provided, however, that the Company may terminate this agreement at any time on five days’ prior written notice.

During the term of the Consulting Agreement, Predictive Labs will provide the Company with such regular and customary consulting advice as is reasonably requested by the Company. Predictive Labs’ duties will also include, among other things, (i) identifying and introducing the Company to new opportunities in the medical technology and testing fields, (ii) assisting and advising the Company in acquiring one or more Clinical Laboratory Improvement Amendments (CLIA) certified labs suitable for COVID-19 and other testing (“Test Labs”); (iii) assisting the Company in equipping and staffing any Test Labs acquired by the Company; (iv) advising and assisting in the operation of such Test Labs; (v) validating and obtaining certification of such Test Labs; and (vi) assisting the Company in obtaining a flow of business, orders and revenues from multiple sources in the industry, including but not limited to at least one significant, nation-wide manufacturer and distributor of COVID-19 saliva sample collection test kits (“Test Kits”).

The compensation to be paid to Predictive Labs under the Consulting Agreement will be based on the following milestones:

●	At such time as the Company completes the acquisition of its first Test Lab that has been validated and certified to process Test Kits manufactured by a substantial, nation-wide manufacturer and distributor of Test Kits, Predictive Labs will receive a consulting fee of $250,000;

●	At such time as the Company has processed 50,000 Test Kits from a source introduced to the Company by Predictive Labs, Predictive Labs will receive a consulting fee of $500,000;

●	At such time as the Company has processed 50,000 Test Kits from a second source introduced by Predictive Labs (i.e., a source other than the source contemplated by the bullet immediately above) Predictive Labs will receive a consulting fee of $250,000; and

●	Predictive Labs will receive consulting fees equal to 5% of the net revenues the Company generates from processing Test Kits in the Test Labs where such revenues are from sources introduced to the Company by the Consultant (excluding the revenues from the Test Kits set forth in the second and third bullets above).

All compensation earned by Predictive Labs under the Consulting Agreement will first be applied to the acceleration and prepayment of all sums due to the Company, including but not limited to sums due pursuant to the New Note described below. Under the terms of the Consulting Agreement, Predictive Labs will not be entitled to receive any payments pursuant to the Consulting Agreement unless and until the New Note has been paid in full. The total compensation that Predictive Labs will be entitled to earn or to receive under the Consulting Agreement (inclusive of amounts credited against the New Note) will be capped at $4,000,000.

The Consulting Agreement contains customary provisions regarding confidentiality, non-solicitation and non-disparagement.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

Amended and Restated Promissory Note and Security Agreement

On September 25, 2020 (the “Restatement Effective Date”), the Company also entered into an Amended and Restated Promissory Note and Security Agreement (the “New Note”) with Predictive Labs, pursuant to which the Company has loaned $3.0 million to Predictive Labs (inclusive of $1.0 million in the aggregate previously loaned to Predictive Labs, as described below).

The New Note amends and restates in its entirety (i) that certain Promissory Note and Security Agreement, dated July 21, 2020 (the “Original July 21 Note”), pursuant to which the Company loaned $750,000 to Predictive Labs and (ii) that certain Promissory Note and Security Agreement, dated July 29, 2020 (the “Original July 29 Note”, and, together with the Original July 21 Note, the “Original Notes”), pursuant to which the Company loaned $250,000 to Predictive Labs, each of which were described in the Company’s Quarterly Report on Form 10-Q filed on August 11, 2020 (the “Form 10-Q”). As previously disclosed in the Form 10-Q, Mr. Karkus, the Company’s Chairman and Chief Executive Officer, and Dr. Gleckel, a director, each hold less than 1% of the issued and outstanding shares of Predictive Technology Group, Inc., the parent company to Predictive Labs, which interests were acquired well before the Original Notes were entered into and disclosed to the Company’s board of directors.

The New Note will bear interest at a rate of 15% per annum from and including the Restatement Effective Date until the principal amount is repaid in full plus any Principal Increases (as defined below) together with any accrued interest that has not been capitalized; provided, however, that upon the occurrence and during an Event of Default (as defined in the New Note), the interest rate payable under the New Note will automatically increase to 9% above the rate of interest then applicable to the New Note.

Interest under the New Note will be payable monthly in arrears on the first day of each month for the prior monthly period, as well as at maturity (whether upon demand, by acceleration or otherwise) (each such date, a “Payment Date”); provided, however, that prior to September 1, 2021, interest will be paid and capitalized in kind by increasing the principal amount of the New Note (any such increase, a “Principal Increase”) by an amount equal to the interest accrued on the principal amount (as increased by the Principal Increases) during the prior month. On each Payment Date commencing after September 1, 2021, in addition to payments of interest described in the preceding sentence, Predictive Labs will also make payments on the principal amount of the loan equal to 1/36 of the then outstanding principal amount. The amount of the monthly payments will be equal to the amount required to amortize fully the outstanding principal amount of the loan, together with interest, over a period of 36 months.

The entire remaining unpaid principal amount of the New Note, together with all accrued and unpaid interest thereon and all other amounts payable under the New Note, will be due and payable, if not sooner paid, on September 30, 2022 or an earlier date as a result of a maturity, whether by acceleration or otherwise. The New Note may be prepaid in full or in part at any time without penalty or premium.

The New Note contains customary events of default. If a default occurs and is not cured within the applicable cure period or is not waived, any outstanding obligations under the New Note may be accelerated.

The New Note contain customary representation and warranties and certain restrictive covenants which, among other things, restrict Predictive Lab’s ability to (i) sell, transfer, finance, lease, license, or dispose of all or substantially all of its property or assets, liquidate, windup, or dissolve, (ii) acquire all or substantially all of the property or assets of, or the equity interests in, any other person, (iii) participate in any merger, consolidation, share exchange, division, conversion, reclassification, or other absorption or reorganization, (iv) except for those existing as of the Restatement Effective Date, create, incur, assume, permit, or suffer to exist any pledges, liens, security interests, and other encumbrances of its property or assets, whether now owned or hereafter owned or acquired, and (v) create, incur or permit to exist any debt that is senior to, or pari passu with the New Note.

In order to secure Predictive Lab’s obligations under the New Note, Predictive Labs granted to the Company a continuing security interest in certain property and assets.

The foregoing description of the New Note is qualified in its entirety by reference to the full text of the New Note, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

Item 7.01 Regulation FD Disclosure

On September 30, 2020, the Company issued a press release announcing its engagement of MZ Group to lead the Company’s strategic investor relations and shareholder communication program. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Also on September 30, 2020, the Company issued a press release announcing its intention to acquire one or more CLIA Test Labs suitable for COVID-19 and other testing and the transactions described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference therein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Consulting Agreement, dated September 25, 2020, by and between ProPhase Labs, Inc. and Predictive Labs, Inc.

10.2	Amended and Restated Promissory Note and Security Agreement, dated September 25, 2020, by and between ProPhase Labs, Inc. and Predictive Labs, Inc.

99.1	Press Release dated September 30, 2020 announcing engagement of MZ Group

99.2	Press Release dated September 30, 2020 announcing engagement of Predictive Labs

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Monica Brady
Monica Brady
Chief Financial Officer

Date: September 30, 2020